Filed with the United States Securities and Exchange Commission on July 16, 2019 under the

Securities Act of 1933, as amended.

No. 333-232444

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Oaktree Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1482650
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

333 South Grand Avenue

28th Floor

Los Angeles, CA 90071

(213) 830-6300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patrick McCaney

333 South Grand Avenue

28th Floor

Los Angeles, CA 90071

(213) 830-6300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies:

Christian O. Nagler Peter S. Seligson Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Tel: (212) 446-4800 Fax: (212) 446-4900	Paul D. Tropp Christopher J. Capuzzi Ropes & Gray LLP 1211 Avenue of the Americas New York, New York 10036 Tel: (212) 596-9000 Fax: (212) 596-9090

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant(2)	20,125,000 units	$10.00	$201,250,000	$24,392
Class A ordinary shares included as part of the units(3)	20,125,000 shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	6,708,333 warrants	—	—	—(4)
Class A ordinary shares, issuable upon the exercise of warrants(3)(5)	2,448,542 shares	$10.00	$24,485,420	$2,968
Total			$225,735,420	$27,360(6)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Includes 2,625,000 units, consisting of 2,625,000 Class A ordinary shares and 875,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)	Represents Class A ordinary shares that may be issued upon exercise of warrants included as part of units in this offering.
(6)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Oaktree Acquisition Corp. is filing this Amendment No. 4 to its registration statement on Form S-1 (File No. 333-232444) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(i) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits and Financial Statement Schedules.

(i)	The Exhibit Index is incorporated herein by reference.

II-1

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

3.1	Amended and Restated Memorandum and Articles of Association.*

3.2	Form of Second Amended and Restated Memorandum and Articles of Association.*

4.1	Specimen Unit Certificate.*

4.2	Specimen Ordinary Share Certificate.*

4.3	Specimen Warrant Certificate.**

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.**

5.1	Opinion of Kirkland & Ellis LLP.**

5.2	Opinion of Walkers, Cayman Islands Counsel to the Registrant.**

10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

10.2	Form of Registration and Shareholder Rights Agreement among the Registrant, the Sponsor and the Holders signatory thereto.*

10.3	Form of Private Placement Warrants Purchase Agreement between the Registrant and the Sponsor.*

10.4	Form of Indemnity Agreement.*

10.5	Form of Administrative Services Agreement between the Registrant and the Sponsor.*

10.6	Expense Reimbursement Agreement, dated as of April 24, 2019, between the Registrant and the Sponsor.*

10.7	Securities Subscription Agreement, dated April 23, 2019, between the Registrant and the Sponsor.*

10.8	Form of Letter Agreement between the Registrant and the Sponsor.*

10.9	Form of Letter Agreement among the Registrant and each director and executive officer of the Registrant.*

23.1	Consent of WithumSmith+Brown, PC.*

23.2	Consent of Kirkland & Ellis LLP (included on Exhibit 5.1).**

23.3	Consent of Walkers (included on Exhibit 5.2).**

24	Power of Attorney.*

99.1	Consent of Andrea Wong.*

99.2	Consent of Paul Meister.*

99.3	Consent of Anthony Grillo.*

*	Previously filed.
**	Filed herewith

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on the 16th day of July 2019.

OAKTREE ACQUISITION CORP.

By:	/s/ PATRICK MCCANEY
	Name:	Patrick McCaney
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ PATRICK MCCANEY Patrick McCaney	Chief Executive Officer, Director and Authorized Representative (Principal Executive Officer)	July 16, 2019

* Alexander Taubman	President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 16, 2019

* John Frank	Chairman	July 16, 2019

* By:	/s/ PATRICK MCCANEY
Patrick McCaney
Attorney-in-Fact